Exhibit 99

For Immediate Release

TradeStation Group Reports Third Quarter 2004 Financial Results

Daily Average Revenue Trades (DARTs) Up 23% Year Over Year and New Account

Growth Continues at Accelerated 2004 Pace

Plantation FL, October 14, 2004 – TradeStation Group’s (NasdaqNM: TRAD) 2004 third quarter total revenues were $17.2 million, a 7% increase from 2003 third quarter total revenues of $16.1 million, and the same as the company’s 2004 second quarter total revenues of $17.2 million.

TradeStation Group had income before income taxes of $2.9 million in the 2004 third quarter, as compared to 2003 third quarter income before income taxes of $3.5 million. The company noted that during the 2004 third quarter it incurred nearly $500,000 of start-up and other expenses related to self-clearing that were not offset by self-clearing cost-savings benefits.

TradeStation Group’s 2004 third quarter net income was $1.8 million, or $0.04 per share (diluted), as compared to 2003 third quarter net income of $3.5 million, or $0.08 per share (diluted). It is important to note that 2004 third quarter net income results include income tax expense at the rate of approximately 37%, while for all prior quarters TradeStation Group had little or no income tax expense.

TradeStation’s Daily Average Revenue Trades (DARTs) Increase 23% Year Over Year While DARTs of Ameritrade, E*Trade and Schwab Decrease Year Over Year

For the 2004 third quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q3 04	Q3 03	% Increase
Daily Average Revenue Trades	31,035	25,184	23%

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“TradeStation increased its DARTs 23% year over year while Ameritrade, E*Trade and Schwab’s DARTs are estimated to have decreased year over year by 20%, 23% and 9%, respectively1,” said David Fleischman, CFO of TradeStation Group. “We attribute our year-over-year growth in DARTs to consistent account growth, the robustness of our high-end client base and the diversity of our service offering.”

TradeStation’s Account Base Grows 46% Year Over Year

TradeStation had 16,496 brokerage accounts at the end of the 2004 third quarter, a 46% increase year over year. This is the third quarter in a row TradeStation has added, net, approximately 1,400 brokerage accounts, maintaining the accelerated pace of net growth of new accounts that began in the 2004 first quarter. TradeStation’s 1,400 new brokerage accounts in the 2004 first quarter represented a 32% improvement in net growth when compared to the company’s addition of 1,050 new accounts in the 2003 fourth quarter.

TradeStation’s Average Client Trades Nearly 500 Times Per Year and Has an Average Account Balance of Nearly $100,000 for Equities and Over $20,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2004 third quarter:

Client Trading Activity
Annualized average revenue per account	$3,644
Annualized trades per account	495

Client Account Assets
Average assets per account (Equities)	$98,000
Average assets per account (Futures)	$20,250

TradeStation’s average client trades about 50 times more often than the average client of its larger competitors. Also, TradeStation’s average assets per equities account of $98,000 and average assets per futures account of $20,250 are double to triple the industry average.

[1]	Estimates of Ameritrade, E*Trade and Schwab DARTs for the 2004 third quarter are based on published DARTs results for July and August 2004 and quarterly estimates provided by Sandler O’Neill & Partners.

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TradeStation Now a Self-Clearing Brokerage Firm

TradeStation completed the conversion to self-clearing of its equities active trader account base in September. All stock trades made by TradeStation’s active trader client base as of September 8th and all options trades made as of September 10th were cleared by TradeStation. The conversion was smooth and seamless.

“This is a significant event for the firm,” said David Fleischman, CFO of TradeStation Group. “In addition to now being able to provide more integrated account services to clients, we expect cost savings going forward in excess of $4 million on an annualized basis.”

TradeStation Launches New Ad Campaign to Further Accelerate Account Growth

TradeStation also announced that it has begun testing a new marketing campaign, which includes 60, 30 and 15 second television spots on various stations. The television ads began airing this week and will continue through November. The new ads were created and produced with the assistance of Zimmerman Partners Advertising, a division of Omnicom Group, the world’s largest advertising organization.

Company Provides Business Outlook For 2004 Fourth Quarter

The company’s fourth quarter 2004 Business Outlook estimated ranges, as compared to 2004 third quarter actual results, are as follows:

FOURTH QUARTER 2004 BUSINESS OUTLOOK

(In Millions, Except Per Share Data)

	Fourth Quarter 2004	Actual Third Quarter 2004
REVENUES	$19.3 to $20.6	$17.2
INCOME BEFORE INCOME TAXES	$4.0 to $5.0	$2.9
EARNINGS PER SHARE (Diluted)	$0.06 to $0.07	$0.04

The company’s Fourth Quarter 2004 Business Outlook, and other statements or comments concerning potential results over the 2004 year, are based on assumptions about anticipated growth of active trader equities and futures accounts, the rate of growth and impact of

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the company’s direct-access options execution service offering, the rate of growth and impact of new forex accounts, the collectibility of unsecured accounts receivable, the timing and impact of the company’s anticipated growth of its institutional trader client base, the cost of ongoing litigation, the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives, and numerous other assumptions, expectations and beliefs concerning its business, its industry, market conditions, and decisions, acts or failures to act of third parties outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth above and below and in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2004 third quarter results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that offers state-of-the-art direct-access order execution and enables clients to design, test, monitor and automate their own custom trading strategies. In March 2004, TradeStation was named Best Broker for Active Traders by Barron’s magazine for the second year in a row (and also received the highest rating for trade execution for the second consecutive year), and in February 2004, also for the second year in a row, was named Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time Equities, Options, Futures and Forex market data.

TradeStation Securities, Inc. (Member NASD, SIPC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, Eurex US, International Securities Exchange, Philadelphia Stock Exchange and Pacific Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

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Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the Business Outlook for the 2004 fourth quarter, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, unanticipated risks or negative effects of or associated with self-clearing, including, but not limited to, unanticipated account closings; the cost savings and efficiencies of self-clearing being less favorable than expected as a result of unanticipated increased fixed, infrastructure or incremental costs, mistakes, including risk management errors or deficiencies (the company has no self-clearing experience), or other factors; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings; the frequency and collectibility of unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts and other high-risk positions or circumstances; the ability to provide sufficient short-sale inventory to brokerage clients as a result of new industry rules that will take effect January 2005, and generally; the effect that the company’s low commission pricing structure for equities and futures trades, and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; the timing and success of marketing campaigns, and the effect of the decision by the company to increase materially advertising and marketing expenditures to try to help accelerate growth of revenues and market share; TradeStation’s technology not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; the quality and/or pricing of the company’s forex and options execution services failing to appeal to forex and/or options traders to the degree the company anticipates; the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (TradeStation DARTs decreased sequentially from second to third quarter 2004 and may decrease sequentially in subsequent periods as a result of negative market conditions or other factors); technical difficulties or errors in the products and/or services, particularly TradeStation (and its updates, including TradeStation 8); changes in the condition of the securities and financial markets, including decreases in the combined average share volume of

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the major exchanges and in market volatility; issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow an institutional trader market business (as the company has no significant prior experience with institutional trader marketing, sales or product development operations); the entrance of new competitors or competitive products or services into the market; adverse results in pending or possible future litigation against the company (including three lawsuits filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, a patent infringement claim against the company and eight other online brokerage firms, and several pending NASD arbitration proceedings concerning claims of brokerage clients, which, in the aggregate, seek tens of millions of dollars in damages) that are significantly different than is currently estimated or expected (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder and patent lawsuits against the company described above, all of which the company considers baseless, but which may result in higher-than-anticipated attorneys’ fees and litigation expenses); the company’s estimated earnings per share (diluted) are based on the assumption of an average stock price for particular time periods (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the general variability and unpredictability of operating results forecast on a quarterly basis; other items, events and unpredictable costs or revenue impact that may occur; and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission including, but not limited to, the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, Annual Report on Form 10-K for the year ended December 31, 2003, and other SEC filings and company press releases.

Contact —

David H. Fleischman

Chief Financial Officer

TradeStation Group, Inc.

954-652-7000

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TRADESTATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004		2003	2004	2003
REVENUES:
Brokerage revenues	$14,674,462		$13,797,692	$44,517,470	$37,480,564
Subscription fees	2,108,667		1,776,931	6,052,957	5,182,390
Other	413,329		511,416	1,305,907	1,705,104

Total revenues	17,196,458		16,086,039	51,876,334	44,368,058

OPERATING EXPENSES:
Clearing and execution costs	5,527,725		4,825,451	16,762,562	13,129,683
Data center costs	1,288,722		1,365,344	4,460,869	3,724,425
Technology development	1,833,934		1,773,915	5,592,309	5,491,769
Sales and marketing	2,905,573		2,425,380	8,224,629	7,716,847
General and administrative	2,810,780		2,269,186	7,952,035	6,552,798

Total operating expenses	14,366,734		12,659,276	42,992,404	36,615,522

Income from operations	2,829,724		3,426,763	8,883,930	7,752,536

OTHER INCOME, net	77,946		113,722	202,834	95,136

Income before income taxes	2,907,670		3,540,485	9,086,764	7,847,672

INCOME TAX PROVISION (BENEFIT)	1,075,269	*	71,000	(2,053,311)	(729,829)

Net income	$1,832,401	*	$3,469,485	$11,140,075	$8,577,501

EARNINGS PER SHARE:
Basic	$0.04	*	$0.08	$0.27	$0.21

Diluted	$0.04	*	$0.08	$0.25	$0.20

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	41,728,054		40,863,350	41,613,718	40,183,181

Diluted	44,119,043		44,746,892	44,320,478	42,977,658

*	In the quarter ended September 30, 2004 the company recorded income tax provision at the effective rate of approximately 37% of income before income taxes, as compared to prior periods when there was minimal or no income tax expense recorded.

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TRADESTATION GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,911,426 and $2,150,354 at September 30, 2004 and December 31, 2003, respectively	$28,674,514	$30,485,229
Cash and investments segregated in compliance with federal regulations	352,612,828	532,273
Securities, at market value	—	1,997,060
Receivables from broker-dealers and clearing organizations	8,817,274	526,832
Receivables from brokerage customers	46,991,685	—
Securities borrowed	14,194,460	—
Property and equipment, net	3,155,459	3,628,773
Deferred income taxes, net	5,644,192	—
Deposits with clearing organizations	9,030,790	—
Other assets	2,218,499	830,385

Total assets	$471,339,701	$38,000,552

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokerage customers	$418,806,536	$518,699
Payables to broker-dealers and clearing organizations	331,937	558,780
Accounts payable	2,160,680	2,047,332
Accrued expenses	4,767,937	5,129,715

Total liabilities	426,067,090	8,254,526

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY	45,272,611	29,746,026

Total liabilities and shareholders’ equity	$471,339,701	$38,000,552

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